Exhibit 99.1

Alternus Clean Energy, Inc. Announces 1-for-25 Reverse Stock Split as Part of Nasdaq Compliance Plan

Fort Mill, SC, October 9, 2024, -- Alternus Clean Energy Inc. (“Alternus”, Nasdaq ALCE), a leading utility-scale transatlantic, clean energy independent power producer (IPP), today announced that it will effect a 1-for-25 reverse stock split of its common stock. The reverse stock split will become effective at 12:01 a.m. Eastern Time on Friday, October 11, 2024, and the Company’s common stock will commence trading on the Nasdaq Capital Market on a post-split basis at the opening of the market on October 11, 2024, pending confirmation by the Depository Trust Company and the Nasdaq. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the Company’s existing trading symbol, “ALCE,” and a new CUSIP number 02157G 200 has been assigned as a result of the reverse stock split.

The Company expects that the reverse stock split, which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on September 26, 2024, will increase the price per share of the Company’s common stock, and is part of the Company’s strategy to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq Capital Market.

At the effective time of the reverse stock split, each twenty-five (25) shares of the Company’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.0001 per share or the total number of authorized shares. The reverse stock split will reduce the Company’s number of shares outstanding common stock from approximately 87,288,070 shares to approximately 3,491,522 shares. No fractional shares of common stock will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

Stockholders of record as of October 10th, 2024, will be receiving information regarding their share ownership following the reverse stock split from the Company’s transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company). Equiniti can be reached at (833) 656-0637. Additional information about the reverse stock split can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2024, and available free of charge at the SEC’s website sec.gov.

Vincent Browne, Chief Executive Officer of Alternus: “Effecting this 1-for-25 reverse split was required to regain compliance with Nasdaq. This capital restructuring does not change the fundamental value of the Company, but along with recent actions to de-lever our balance sheet, it does increase our access to the capital we need to execute our long-term growth strategies. These strategies include partnerships and acquisitions to build our presence in high growth renewable energy segments that will complement our existing utility-scale solar IPP business. Our recent announcement of binding terms for a JV with Hover Energy, LLC is an example of this strategy. We are targeting additional joint ventures and investments in other energy segments that are accretive to the group both operationally and financially. We are confident that executing these strategies will provide a strong foundation for long-term shareholder value.”

About Alternus Clean Energy:

Alternus is a transatlantic clean energy independent power producer. Headquartered in the United States, we currently develop, install, own, and operate utility scale solar parks in North America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony.

Forward-Looking Statements and Safe Harbor Notice

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact: ir@alternusenergy.com